Exhibit 4.9

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This FOURTH AMENDMENT (this “Amendment”) to the Second Amended and Restated Registration Rights Agreement dated as of September 13, 2000 by and among Global Sports, Inc. (n/k/a GSI Commerce, Inc.), a Delaware corporation (the “Company”), and the holders of common stock set forth on the signatures pages thereto (the “Stockholders”), as amended by the First Amendment to Second Amended and Restated Registration Rights Agreement dated as of April 5, 2001, the Second Amendment to Second Amended and Restated Registration Rights Agreement dated as of July 20, 2001 and the Third Amendment to Second Amended and Restated Registration Rights Agreement dated as of July 25, 2003 (as so amended, the “Registration Rights Agreement”), is made as of this 26th day of June, 2004. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company and the Stockholders entered into the Registration Rights Agreement in connection with various investments by each of the Stockholders in the Company in order to provide for certain rights with respect to the registration of the shares of the Company’s Common Stock held by the Stockholders;

WHEREAS, the Company and Rustic Canyon Ventures, LP (f/k/a TMCT Ventures, L.P.) (“RCV”), one of the Stockholders, entered into an Amendment, dated as of June 26, 2004 (the “Purchase Agreement Amendment”), to the Stock and Warrant Purchase Agreement, dated as of April 27, 2000 (the “Purchase Agreement”), by and among the Company and RCV, pursuant to which RCV agreed to give up certain of the rights provided to it by the Purchase Agreement in exchange for a warrant to purchase 12,500 shares of the Company’s Common Stock;

WHEREAS, pursuant to Section 9(j) of the Registration Rights Agreement, the Registration Rights Agreement may be amended only by a written instrument duly executed by the Company and the Holders of more than 50 percent of the Registrable Securities at the time outstanding;

WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders that the Company be able to consummate the transactions contemplated by the Purchase Agreement Amendment; and

WHEREAS, the other parties to this Amendment, constituting the Holders of more than 50 percent of the Registrable Securities currently outstanding, believe that it is in the best interests of the Company, and therefore in their own best interests as stockholders of the Company, that the Company be able to consummate the transactions contemplated by the Purchase Agreement Amendment.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree and consent that the Registration Rights Agreement shall be amended as follows:

1. Clause (ii) in the first part of the definition of the term “Registrable Securities” in Section 1(h) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following clause: “(ii) the Common Stock issuable upon exercise of the Warrant issued pursuant to the Amendment, dated as of June 26, 2004, to the Stock and Warrant Purchase Agreement, dated as of April 27, 2000, by and among the Company and Rustic Canyon Ventures, L.P.” The Registration Rights Agreement, as amended hereby, is in all respects ratified and confirmed and shall be and remain in full force and effect.

2. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

3. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

GSI COMMERCE, INC. (f/k/a GLOBAL SPORTS,

By:	/s/ Michael G. Rubin
Name:	Michael G. Rubin
Title:	Co-President and Chief Executive Officer

RUSTIC CANYON VENTURES, LP (f/k/a TMCT VENTURES, L.P.)

By:	Rustic Canyon Partners, LLC
Its General Partner

	By:	/s/ Mark Menell
	Name:	Mark Menell
	Title:	Member

INTERACTIVE TECHNOLOGY HOLDINGS, LLC

By:	QK Holdings, Inc.
Its Managing Member

	By:	/s/ David Apostolico
	Name:	David Apostolico
	Title:	President

SOFTBANK CAPITAL PARTNERS LP

By:	Softbank Capital Partners LLC
Its General Partner

	By:	/s/ Steven J. Murray
	Name:	Steven J. Murray
	Title:	Admin. Member

SOFTBANK CAPITAL ADVISORS FUND LP

By:	Softbank Capital Partners LLC
Its General Partner

	By:	/s/ Steven J. Murray
	Name:	Steven J. Murray
	Title:	Admin. Member

SOFTBANK CAPITAL LP

By:	Softbank Capital Partners LLC
Its General Partner

	By:	/s/ Steven J. Murray
	Name:	Steven J. Murray
	Title:	Admin. Member